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                                                                      Exhibit 10

                              AMENDMENT NUMBER ONE
                                       TO
                              EMPLOYMENT AGREEMENT

         Harmon Industries, Inc., a Missouri corporation (hereinafter referred to as "Employer") and Ronald G. Breshears (hereinafter referred to as "Employee") entered into an Employment Agreement, effective December 30, 1997. The parties hereby agree to amend that Employment Agreement, effective July 27, 1999, as follows:

     1. The last sentence of Section 1 is deleted and the following is substituted in its place:

          This Agreement except for Sections 6, 7, 8, 9, 10, 11, 17, 18, and 20 hereof which shall survive the termination of this Agreement, may be terminated in accordance with the provisions of 11.1, 11.2, 11.3 and
          11.4 hereof.

     2. Section 18 is deleted in its entirety and the following is substituted in its place:

               18.  TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL.

               18.1 DEFINITIONS RELATING TO TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL.

               a) CERTAIN PERMITTED TERMINATIONS. In the event of a Change in Control, the Employee's employment may be terminated during the term of employment hereunder and the Employee shall not be entitled to Severance Compensation as defined herein, in the following events (the "Permitted Terminations"):

                    (i) The Employee's death provided there has been no
               Constructive Termination;

                    (ii) If the Employee shall become permanently disabled
               within the meaning of, and begins to receive disability benefits pursuant to the long-term disability plan in effect for senior executives of the Employer immediately before the date of Change in Control or such other long term disability plan in effect at the time of disability;

                    (iii) If the Employee retires or terminates his employment more than twelve (12) months after the date of Change in Control; or

                    (iv) For "Cause", which for purposes of this Agreement shall mean that, within six (6) months prior to any termination the Employee shall have committed any of the elements of "cause" set forth in Section 11.1 hereof.

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               b) For purposes of this Section 18, a "Change in Control" shall occur if at any time any of the following events shall occur (other than as a consequence of an acquisition or other similar transaction initiated by Employer of an operating company or significant portion thereof):

                    (i) If any offer (other than an offer by the Employer and
               other than an offer by an underwriter, acting as an underwriter, in connection with the Employer's public sale of securities) to purchase or otherwise acquire Common Stock, other voting stock or assets of the Employer for cash securities of another corporation or some combination thereof results in the purchase or acquisition by the offeror of at least twenty percent (20%) of the outstanding Common Stock or other voting stock of the Employer or assets of the Employer with a fair market value of at least forty percent (40%) of the total fair market value of the Employer's assets (with the fair market value of assets determined as of the date of the offer);

                    (ii) The Employer is merged, consolidated or reorganized
               into or with another corporation or other legal entity, and as a result of such merger, consolidation or reorganization forty percent (40%) of its Common Stock or other voting stock is exchanged, transferred, reissued or acquired pursuant to such merger, consolidation, or reorganization;

                    (iii) More than fifty percent (50%) of the members of the
               Employer's Board of Directors are elected to the Employer's Board of Directors in any one (1) calendar year period and such members comprising fifty percent (50%) of the members of the Board of Directors were not immediately prior to such election, serving as members of the Employer's Board of Directors; or

                    (iv) Unless otherwise set forth herein, the date of a Change in Control shall be the closing date of such sale, acquisition, merger, reorganization or consolidation.

          During the period that there is a final offer or solicitation to purchase or otherwise acquire (including, but not limited to, offers to merge, reorganize or consolidate) at least forty percent (40%) of the Common Stock, other voting stock or assets of the Employer, this Agreement shall be operative beginning with the date on which such offer is made or solicitation occurs and shall remain operative until
          (i) the closing date of such a sale, acquisition, merger, reorganization or consolidation or (ii) abandonment or termination of such offer, and the Employee shall be entitled to all benefits during such offering period, including any provision for Severance Compensation payable hereunder; provided, however, that the only event which shall constitute a Constructive Termination prior to the date set forth in the earlier of (i) or (ii) above shall be the involuntary termination of employment of the Employee not for Cause which occurs prior to the date set forth in the earlier of (i)


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          or (ii) above. In the event that the pending offer or solicitation results in a Change in Control, this Agreement shall remain operative according to its terms and provisions. In the event the pending offer or solicitation does not result in a Change in Control, the Employee shall continue to receive any Severance Compensation to which he became entitled by reason of his Constructive Termination prior to the earliest of the dates set forth in (i) or (ii) above.

               c) CONSTRUCTIVE TERMINATION. In the event of a Change in Control followed by (or simultaneous with) a Constructive Termination within twelve (12) months of the Change in Control and during the term of employment hereunder, the Employee shall be entitled to the Severance Compensation as defined in Section 18.2. A Constructive Termination shall occur in any of the following events:

                    (i) Failure to elect, reelect or otherwise maintain the
               Employee in the office or position in the Employer which the Employee held immediately before a Change in Control;

                    (ii) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Employer which the Employee held immediately before the Change in Control; or a reduction in the aggregate of the Employee's Base Pay and method of calculation of the bonus to be received from the Employer; or the termination of the Employee's rights to any substantial employee benefits to which he was entitled immediately before the Change in Control or a substantial reduction in scope or value thereof without the prior written consent of the Employee, any of which is not remedied within ten (10) calendar days after receipt by the Employer of written notice from the Employee of such change, reduction or termination, as the case may be; provided that neither the termination of the Employee's position as a member of the Board of Directors, if applicable, nor a general change in benefits payable and applicable to substantially all employees of the Employer shall of itself be considered a Constructive Termination if the Employee is entitled to the same benefits provided to substantially all employees or to benefits of equal or greater value.

                    (iii) If, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, the Employee has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Employee immediately before the Change in Control, which situation is not remedied within ten (10) calendar days after written notice to the Employer from the Employee of such determination;

                    (iv) The liquidation, dissolution, merger, consolidation or reorganization of the Employer or transfer of all or more than 40% of its


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               business and/or assets, unless the successor or successors
               (by liquidation, merger, consolidation, reorganization or otherwise) of the Employer shall have assumed all duties and obligations of the Employer under this Agreement;

                    (v) The Employer shall relocate its principal executive
               offices, or require the Employee to have his principal location of work changed to any location which is in excess of twenty-five
               (25) miles from the location thereof immediately before the Change in Control or the Employer shall require the Employee to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him before the Change in Control without, in either case, his prior written consent;

                    (vi) Without limiting the generality or effect of the
               foregoing, any material breach of this Agreement by the Employer or any successor thereto and failure to cure the same within any time period specified; or

                    (vii) The Employee shall retire or terminate his employment within twelve (12) months from the date of Change in Control.

               18.2 SEVERANCE COMPENSATION. In the event of a Constructive Termination within twelve (12) months of a Change in Control during the term of employment hereunder, the Employee shall be entitled to the following rights and the Employer shall pay to the Employee the following amounts (which, together with payments under Sections 18.3 and 19.6, shall be the Employee's "Severance Compensation") after the date (the "Termination Date") that the Employee's employment is terminated:

                    a) The Employer shall pay the Employee in cash a lump sum
               payment (the "Lump Sum Payment") in an amount equal to (i) 2.99 multiplied by (ii) an amount equal to one full year's aggregate base pay under Section 3.1 and the Employee's average incentive cash bonus ("Average Incentive Cash Bonus"). The Average Incentive Cash Bonus will be equal to (i) the average percentage of compensation the Employee received as a cash incentive bonus for the three calendar years prior to his termination of employment, multiplied by (ii) the Employee's compensation for the calendar year in which his employment terminates. For purposes of this paragraph, the Employee's "compensation" shall be his base pay. In determining the Employee's compensation for the year in which his employment terminates, the Employee shall be treated as if he remained employed and continued to receive compensation through the end of the calendar year in which his employment terminates. This cash payment shall be made within 30 days after the Employee's termination of employment; and Employee shall not be entitled to the grant of additional incentive under


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               the LTIP after the termination of employment. In addition, the
               Employer shall pay an amount necessary to reimburse the Employee for any federal excise tax imposed on him under Section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor section of the Code as a result of the Employee's receipt of the Lump Sum Payment (the "Excise Tax Reimbursement Payment"); however, such Excise Tax Reimbursement Payment shall not reimburse Employee for (i) any other federal or state income tax payable as a result of the receipt of the Lump Sum Payment or the Excise Tax Reimbursement Payment or (ii) any federal excise tax imposed as a result of the Employee's receipt of the Excise Tax Reimbursement Payment. Such Lump Sum Payment and Excise Tax Reimbursement Payment shall be payable within ten (10) business days from the Termination Date; and

                    b) The Employer shall pay the Employee in cash a lump sum
               payment (the "Additional Lump Sum Payment") in an amount equal to all accrued and unused vacation and other time off allowances. Such Additional Lump Sum Payment shall be payable within ten (10) business days from the Termination Date; and

                    c) The Employer shall provide, to the extent permitted by
               any applicable plan and applicable law (e.g., COBRA), the Employee at the Employer's expense with medical and life insurance benefits in the same or substantially similar amounts as were in effect before the Change in Control or in such amounts as have been agreed to in writing by the Employee since the Change in Control for a period of up to three (3) years following the Termination Date or the date the Employee becomes reemployed in a position in which his salary and benefits are substantially similar to those in effect on the Termination Date, whichever is earliest. Alternatively, the Employer may make cash payments to the Employee equal to the cost to the Employee of purchasing similar medical and life insurance coverage from a source other than the Employer's employee benefit plans, taking into account the Employee's age, health, and other particular circumstances. These cash payments shall be made monthly unless the Employee and Employer agree that payments will be made more frequently or less frequently. In the event the Employee becomes re-employed during the three-year period following the Termination Date, the Employer's obligations to maintain medical and life insurance under this Subsection 18.2(c) (or make further cash payments in lieu of providing that coverage) shall cease and terminate upon such reemployment; and

                    d) The Employer shall pay the Employee in cash a lump sum
               payment equal to three times the Average Employer's Matching Contribution for Employee (currently, limited to four percent of annual compensation at the date of this Amendment) to the Employer's 401(k) Plan. For purposes of this paragraph, the "Average Employer's Matching


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               Contribution," shall be calculated as the sum of actual
               Employer's matching contribution for Employee for each of the three calendar years prior to his termination of employment divided by three. This cash payment shall be made within 30 days after the Employee's termination of employment; and

                    e) The Employer shall pay to the Employee in cash a lump sum payment equal to three times the average percentage of annual compensation allocated to the Employee's ESOP Account under the Harmon Industries, Inc. Employee Stock Ownership Plan for the three plan years ending prior to the Employee's termination of employment, multiplied by (ii) the Employee's annual compensation in effect for the plan year in which the Employee's employment terminates. For this purpose, "annual compensation" shall have the meaning given that term in the ESOP, as if the Employee remained employed and continued to receive compensation through the end of the plan year in which his employment terminates. This cash payment shall be made within 30 days after the Employee's termination of employment; and

                    f) The Employee shall be treated for purposes of his
               Deferred Compensation Agreement as if he were employed for an additional thirty-six (36) months following his actual termination of employment. As a consequence, the Employee, at the end of this 36 month period, shall be treated as having an additional thirty-six (36) months of service for purposes of vesting, calculating his benefit (including the numerator of the fraction used to calculate his benefit), and satisfying any requirement that he work to age 55 to be eligible for an early retirement benefit. In calculating the Employee's benefit under his Deferred Compensation Agreement, the Employee shall be treated as if he continued to receive for the thirty-six (36) months his annual compensation in effect for the calendar year in which his employment terminated (that is, the annual compensation he would have received for that calendar year had he remained employed through the end of that year). As soon as practicable after adoption of Amendment Number One to this Employment Agreement, the Employer shall amend the Employee's Deferred Compensation Agreement to reflect the provisions set forth in this paragraph.

          At the end of the term of employment, as defined in Section 1 herein, the provisions for Severance Compensation upon a Constructive Termination under this Agreement shall lapse and the Employee shall not be entitled to Severance Compensation under this Agreement (other than Severance Compensation payable by reason of a Constructive Termination occurring at or prior to the end of the term of employment).

          18.3 ADDITIONAL PAYMENTS. In addition to the Severance Compensation set forth above in Section 18.2, the Employee shall be entitled to a pro rata portion of any earned incentive compensation or bonus in effect during the year that a


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     Constructive Termination occurs and such pro rata portion shall be based on the number of days of employment in such year up to the Termination Date. Additionally, all stock options issued and outstanding in the name of the Employee, notwithstanding anything in the agreement(s) evidencing such stock options to the contrary, shall become fully vested and shall be exercisable for ninety (90) calendar days after the Termination Date.

          18.4 NO MITIGATION OBLIGATION. The Parties understand that it may be difficult for the Employee to find reasonably comparable employment following the Termination Date, Accordingly, the parties hereto agree that the payment of the Severance Compensation by the Employer to the Employee will be liquidated damages, and that the Employee shall not be required to mitigate the amount of any payment provided for in this Agreement seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Employee.

          18.5 OTHER CHANGE IN CONTROL PROVISIONS. Whether or not the Employee has a Constructive Termination or otherwise becomes entitled to Severance Compensation, the provisions of this Section below shall apply in the event of a Change in Control.

               a) DEFERRED COMPENSATION FUNDING. Following a Change in Control, the Employer shall maintain at all times in the trust used to fund the Employee's Deferred Compensation Agreement life insurance for the benefit of the Employee having a cash surrender value at least equal to the present value of all the Employee's accrued benefits not yet paid (whether or not vested) under the Employee's Deferred Compensation Agreement (including the additional 36-month period provided for in Section 18.2(f)). If, however, it is not possible to maintain life insurance with a cash surrender value this large, the Employer shall contribute cash amounts to the trust equal to the difference between the cash surrender value required under this subsection and the cash surrender value which it is possible to maintain.

               b) NONQUALIFIED DEFERRED COMPENSATION TRUST AGREEMENTS. As soon as practical after the adoption of this Amendment, the Employer shall modify the trust agreement that creates the trust used to fund the Employee's Deferred Compensation Agreement, to provide that following a Change in Control (i) the trustee must make decisions concerning the Employee's entitlement to benefits independently, without direction from the Employer, (ii) the trustee must at all times be a financial institution independent of the Employer or any of its successors, and
          (iii) the provisions of the trust agreement to be added under (i) and
          (ii) may not be modified without the Employee's written consent.


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               c) STOCK OPTIONS. The provisions of this subsection shall apply to any stock options not subject to a change in control provision under the terms of the option or under the terms of the plan associated with the option. The Employee shall become fully vested in any such stock options granted by the Employer at the earlier of the time (i) the Employer's Board of Directors accepts a Change in Control offer, or (ii) a Change in Control transaction closes. If the Employer no longer exists following a Change in Control, the Employer (or its successor) shall pay the Employee a cash amount in exchange for canceling any options the Employee did not exercise prior to the Change in Control. This cash amount shall equal the spread under the options at the time of the Change in Control. To the extent this accelerated vesting or the cash payment would require shareholder approval, the Employer (or its successor) shall, in lieu thereof, make a cash payment to the Employee as soon as practicable following the Change in Control in an amount necessary to put the Employee in a financial position similar to the financial position he would have enjoyed had the vesting or cash payments requiring shareholder approval have been made. If this cash payment itself cannot be made without shareholder approval (and without violating securities laws), the Employer shall seek shareholder approval for making modifications to the Employee's stock options consistent with the vesting and cash payment provisions of this paragraph, and shall be required to seek that approval as soon as practicable.

3. A new Section 20 is added as follows:

          20. DEFERRED COMPENSATION AGREEMENT. As soon as practicable after the adoption of this Amendment, the Employer shall amend the Employee's Deferred Compensation Agreement (and any related trust agreement) to prohibit any further amendment (or termination) of that agreement that would reduce benefits already accrued by the Employee at the time of the amendment (or termination), unless that reduction is agreed to in writing by the Employee. In addition, as soon as practicable after the adoption of this Amendment (and any related trust agreement), the Employer shall amend the Employee's Deferred Compensation Agreement (and any related trust agreement) to make clear that an acquirer under a Change in Control (or other party effecting a Change in Control within the meaning of this Agreement) shall be considered a successor employer bound by the terms of the Employee's Deferred Compensation Agreement (and any related trust agreement).


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         IN WITNESS WHEREOF, Employer and Employee have duly executed this
Amendment effective this 27th day of July, 1999.

                                       HARMON INDUSTRIES, INC.

                                       By:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------
                                       EMPLOYEE


                                             -----------------------------------


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